Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-4/A (No. 333-252450) of Aytu BioScience, Inc. (the “Company”) of our report dated October 6, 2020, with respect to the consolidated balance sheets of the Company as of June 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 8, 2021